PUTNAM INVESTMENTS TRUST

EQUITY PARTNERSHIP PLAN

(Amended and Restated as of September 6, 2005)

TABLE OF CONTENTS

Section 1. Purpose	1
Section 2. Definitions	1
Definitions	1
Gender and Number	6
Section 3. Eligibility and Participation	7
Section 4. Administration	7
Power to Grant	7
Administration	7
Section 5. Awards Under the Plan	7
Types of Awards	7
Number of Class B Shares Subject to Awards	7
Cancelled, Terminated or Forfeited Awards	8
Adjustment in Capitalization	8
Legend	8
Section 6. Terms of Awards	8
Restricted Stock	8
Options	9
Section 7. Termination of Employment; Unforeseen Personal Hardship	10
Special Termination	10
Termination for Cause	10
Involuntary Termination Other Than for Cause	11
Other Termination of Employment	12
Treatment of Class B Shares Held upon Termination of Employment or Acquired Thereafter	13
Unforeseen Personal Hardship	13
Section 8. Transfer of Awards	13
Nontransferability of Awards	13
Sales of Class B Shares and Restricted Stock to Putnam; Cancellation of Options	14
Certain Other Permitted Transfers of Class B Shares	16
Automatic Exchange of Shares or Units	17
Section 9. Change in Control; Sale by MMC; Public Offering; Special Transaction	17
Change in Control	17
Public Offering	19
Tag-Along Rights	19
Special Transaction	21
Section 10. Amendment, Modification, and Termination of the Plan	22
Amendment, Modification and Termination	22
Term of Plan; Plan Review	23
Section 11. Miscellaneous Provisions	23
Dividends	23

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Beneficiary Designation	23
No Guarantee of Employment or Participation	23
Tax Withholding	23
Indemnification	23
No Limitation on Compensation	24
Securities Laws Compliance	24
Voting Rights	24
Certain Accounting Considerations	24
Governing Law	24
Limitation of Liability	24
Section 409A	25
EXHIBIT A	A-1
EXHIBIT B	B-1
EXHIBIT C	C-1
EXHIBIT D	D-1
EXHIBIT E	E-1
EXHIBIT F	F-1

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PUTNAM INVESTMENTS TRUST EQUITY PARTNERSHIP PLAN

Section 1. Purpose

The purpose of this Putnam Investments Trust Equity Partnership Plan is to foster and promote the long-term financial success of Putnam and MMC and to increase materially stockholder value by (a) enabling Putnam to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is dependent, (b) motivating superior performance by participants in the Plan and (c) providing participants in the Plan with an ownership interest in Putnam.

Section 2. Definitions

(a) Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

A. "Accredited Investor" means an "accredited investor" under the individual net worth test set forth in paragraph (a)(5) of Rule 501 ("Rule 501") of Regulation D under the Securities Act of 1933 (the "Securities Act"), the individual net income test set forth in paragraph (a)(6) of Rule 501 or any provision that the Committee may determine is a successor or comparable provision to said paragraphs (a)(5) or (a)(6).

B. "Award Agreement" means an agreement between Putnam and the Participant embodying the terms of any Restricted Stock or Option granted or purchased hereunder, which agreement shall, unless the Committee otherwise determines, be substantially in the form attached hereto as Exhibit A.

C. "Board" means the Board of Trustees of Putnam.

D. "Cause" means misappropriation of assets of Putnam or any Subsidiary, willful misconduct in the performance of the duties of the Participant's position, refusal to perform the duties of the Participant's position, violation of the Participant's Non-Solicitation Agreement or Confidentiality Agreement or other restrictive covenant with Putnam or any Subsidiary, violation of the Putnam Code of Ethics, violation of rules and regulations issued by any regulatory authority, breach of fiduciary duty or breach of trust, willful violation of an important Putnam policy, conviction of a felony, imprisonment for any crime, or any other action likely to bring substantial discredit to Putnam.

E. "Change in Control of MMC" means the first to occur of the following events after the Effective Date:

i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than MMC, any trustee or other fiduciary holding securities under an employee benefit plan of MMC or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of MMC), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing 50% or more of the combined voting power of MMC's then outstanding voting securities; or

ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the MMC Board, and any new director (other than a director designated by a person who has entered into an agreement with MMC to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(a)(E)) whose election by the MMC Board or nomination for election by MMC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

iii) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of MMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of MMC or such surviving or parent entity outstanding immediately after such a merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of MMC's then outstanding securities; or

iv) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale or disposition by MMC of all or substantially all of MMC's assets (or any transaction having a similar effect).

F. "Change in Control of Putnam" means the first to occur of the following events after the Effective Date:

i) MMC approves a plan of complete liquidation of Putnam or a sale or other disposition of all or substantially all of its assets to an entity of which MMC holds less than 50% of the voting power of securities; or

ii) MMC, together with its subsidiaries, trustees or other fiduciaries holding securities of Putnam under an employee benefit plan maintained by MMC or by a subsidiary of MMC, ceases for any reason (including by reason of a sale or other disposition, including a spinoff or public offering) to be a beneficial owner of securities of Putnam representing more than 50% of the voting power of the securities of Putnam.

G. "Class A Share" means a Class A Common Share, par value $.01 per share, of Putnam.

H. "Class B Share" means a nonvoting Class B Common Share, par value $.01 per share, of Putnam.

I. "Committee" means a committee appointed by the Board that shall consist of two (2) or more members of the Board, including the Chief Executive Officer of Putnam and one (1) or more other members of the Board who shall be appointed and serve at the pleasure of the Board.

J. "Common Shares" means Class A Shares and Class B Shares, collectively.

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K. "Dividends" means dividends payable with respect to Restricted Stock and Class B Shares in accordance with Section 11(a).

L. "Effective Date" means September 30, 1997.

M. "Employee" means any executive or senior officer or other key employee of Putnam or any Subsidiary who is an Accredited Investor or, subject to the determination by the Committee with the approval of the MMC Committee (such determination to occur only in individual isolated situations), who is not an Accredited Investor, but whose designation as an Employee would not cause the issuance of Class B Shares, Restricted Stock or Options under this Plan not to qualify for the exemption from registration provided by Regulation D promulgated under the Securities Act.

N. “Fair Market Value means (i) as of any Valuation Date, the fair market value of a Class B share as of such Valuation Date and (ii) as of any date which is not a Valuation Date, the fair market value of a Class B Share as of the preceding Valuation Date, as determined in good faith by the Committee in accordance with the valuation methodology set forth in Exhibit B hereto (which may be modified at any time by the Committee with the approval of the MMC Committee), subject, however, to the following provisions of this Section 2(a)(N).

i) A valuation of the Class B Shares shall be performed reasonably promptly following, and effective as of the last day of each of the four fiscal quarters each year (or the business day immediately preceding either such date if it is not a business day), by a nationally recognized independent valuation firm. For purposes of such valuation, the independent valuation firm will use the fully distributed trading value of Putnam (“FDTV”) as set forth in Section 3(i) of Exhibit B for calculation of the June 30 Price and the December 31 Price (the “Independent Value”), and the FDTV as set forth in Section 3(ii) of Exhibit B for calculation of the March 31 Price and the September 30 Price (the “Calculated Value”).

ii) If, however, both the Committee and the MMC Committee agree that the Independent Value (or a value determined by an independent valuation firm in accordance with Section 2(a)(N)(iii) below) does not fairly represent the Fair Market Value at a particular Valuation Date on which these values are determined, the two committees may jointly choose a second nationally recognized independent valuation firm that will perform its own independent valuation of the Class B Shares (the "Second Independent Value"). If the midpoint of the range of values set forth in the Second Independent Value is within 10% of the midpoint of the range of values set forth in the Independent Value, then the Fair Market Value of a Class B Share as of the applicable Valuation Date shall, for purposes of the Plan, equal the average of the two (2) midpoints described herein. If the midpoint of the range of values set forth in the Second Independent Value is not within 10% of the midpoint of the range of values set forth in the Independent Value, then the MMC Committee shall recommend three (3) other nationally recognized independent valuation firms (and the Committee shall choose one such firm) that shall have the authority to determine which of the midpoints of the two (2) ranges of independent values described herein shall be the Fair Market Value of a Class B Share as of the applicable Valuation Date for purposes of the Plan.

iii) If the Committee believes that the Calculated Value as of a particular Valuation Date fails to incorporate a material change in Putnam’s business circumstances, or otherwise

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does not fairly represent Putnam’s current and projected business results, the Committee may, with the approval of the MMC Committee, engage a nationally recognized independent valuation firm to determine the Fair Market Value as of the applicable Valuation Date, using methodology consistent with that set forth in Section 3(i) of Exhibit B.

iv) Notwithstanding the above, if, as of any Valuation Date, no Fair Market Value has been established (as described herein), then, unless otherwise determined by the Committee with the approval of the MMC Committee, there shall be no purchases or sales of Class B Shares or grants of Restricted Stock or Options pursuant to the Plan until such time that a valuation of Class B Shares shall have been finalized.

v) If Putnam at any time subdivides (by any stock split, stock dividend or otherwise) the Class B Shares into a greater number of shares, or combines (by reverse stock split or otherwise) the Class B Shares into a smaller number of shares, the Fair Market Value shall be appropriately adjusted to reflect such subdivision or combination. In the event of any other extraordinary circumstances as a result of which the Fair Market Value needs to be adjusted, such adjustments may be made by the Committee with the approval of the MMC Committee.

vi) For the purpose of determining Fair Market Value in connection with a Change in Control of Putnam, Change in Control of MMC or minority sale of Putnam under Section 9(c) (each, an "Event"), the Fair Market Value shall be determined without regard to the occurrence of such an Event.

vii) Notwithstanding the foregoing, the "Fair Market Value" of a Class B Share on any date on or after the occurrence of a Special Transaction shall equal the closing price per share of the publicly traded class of common stock of Putnam (or, in the case of a Special Transaction, other entity resulting from such Special Transaction) on such date, adjusted for the Discount (as defined in Exhibit B hereto).

O. "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan and, with respect to any Restricted Stock, the date on which such Restricted Stock is granted or sold, as applicable, pursuant to the Plan.

P. "MMC" means Marsh & McLennan Companies, Inc., a Delaware corporation and any successor thereto.

Q. "MMC Board" means the Board of Directors of MMC.

R. "MMC Committee" means the Compensation Committee of the MMC Board.

S. "Non-Solicitation Agreement" shall mean the Non-Solicitation Agreement or any similar agreement or provision in effect from time to time between the Participant and Putnam.

T. "Option" means the right granted pursuant to the Plan to purchase one Class B Share at a price determined in accordance with Section 6(b)(ii).

U. "Participant" means any Employee designated by the Committee, with the approval of the MMC Committee, to participate in the Plan.

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V. "Plan" means the Putnam Investments Trust Equity Partnership Plan, as amended from time to time.

W. "post-Special Termination Exercise Period" means (x) twelve (12) months (or, if shorter, the remaining term of the Option), in case of death or Total Disability, or (y) eighteen (18) months (or, if shorter, the remaining term of the Option), in case of Retirement. The post-Special Termination Exercise Period with respect to a Participant shall terminate immediately upon such Participant's breach of the Non-Solicitation Agreement or Participant’s breach of any noncompetition agreement between Participant and Putnam.

X. "post-Termination Holding Period" means (x) the twelve-month period immediately following termination of Participant's employment due to death or Total Disability, (y) the twenty-four month period immediately following termination of Participant's employment due to Retirement or (z) the thirty-day period following termination of Participant's employment (in all other circumstances other than a termination for Cause). The post-Termination Holding Period with respect to a Participant shall terminate immediately upon such Participant's breach of the Non-Solicitation Agreement or Participant’s breach of any noncompetition agreement between Participant and Putnam.

Y. "Public Offering" means the occurrence of any event (including an initial public offering or a partial spinoff, but excluding (1) any event that constitutes a Change in Control of MMC or a Change in Control of Putnam and (2) a Special Transaction) as a result of which shares of Putnam common stock become listed on a national or regional securities exchange or traded over the counter on the Nasdaq Stock Market.

Z. "Putnam" means Putnam Investments Trust, a Massachusetts business trust, and any successor thereto.

AA. "Restricted Stock" means a Class B Share subject to restrictions set forth in the Plan and the applicable Award Agreement.

BB. "Retirement" means a termination of Participant's employment under circumstances that the Committee determines as qualifying as retirement for purposes of the Plan and not inconsistent with the treatment of the Participant under other Putnam plans; provided, however, that as a condition of electing Retirement for purposes of the Plan, a Participant must execute a noncompetition agreement in form and on terms satisfactory to Putnam.

CC. "Special Option Window" means the first five (5) business days of each Window Period, and such other periods as the Committee may designate with the approval of the MMC Committee.

DD. "Special Retention Grant" means a grant of Restricted Stock made for the purpose of providing an incentive for the Participant to continue the Participant's employment with Putnam and specifically designated as a Special Retention Grant by the Committee.

EE. "Special Termination" means termination of a Participant's employment by reason of Participant's death, Total Disability or Retirement.

FF. "Special Transaction" shall mean a business combination involving Putnam with

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another party (other than a Transaction (as defined in Section 9(c)) (i) that is consummated within three (3) years after the Effective Date, (ii) after giving effect to which MMC is the beneficial owner, directly or indirectly, of securities of Putnam (or other entity resulting from such business combination) representing more than 50% of the voting power of the securities of Putnam (or such resulting entity) and (iii) in connection with which the shares of Putnam (or such resulting entity) become listed on a national or regional securities exchange or traded over the counter on the Nasdaq Stock Market. Notwithstanding the above, no transaction will be deemed a Special Transaction unless the value of the other party to such business combination with Putnam exceeds 10% or more of the value of Putnam immediately prior to such business combination. If such party to the business combination does not exceed 10% of the value of Putnam immediately prior to such business combination, such transaction shall be treated as a Public Offering.

GG. "Subsidiary" means any corporation, limited liability company or limited partnership a majority of whose outstanding voting securities is owned, directly or indirectly, by Putnam.

HH. "Total Disability" means a total disability within the meaning of any long-term disability plan maintained for the benefit of the Employee in question or, if the Employee is not covered by such a disability plan, then as determined by the Committee. A person will be considered to have terminated due to "Total Disability" on the first day of his continuous absence from work on account of the disability supporting his certification as having a Total Disability.

II. "Unforeseen Personal Hardship" means financial hardship arising from (i) extraordinary medical expense or other expenses directly related to illness or disability of the Participant, a member of the Participant's immediate family or one of the Participant's parents, (ii) payments necessary or required to prevent the eviction of Participant from Participant's principal residence or foreclosure on the mortgage on that residence or (iii) such other comparable circumstances as determined by the Committee in its discretion. The Committee's reasoned and good faith determination of Unforeseen Personal Hardship shall be binding on Putnam and the Participant.

JJ. "Window Period" means each of (i) the period of not less than ten (10) and not more than twenty (20) consecutive business days designated by the Committee in September of each calendar year commencing in 1998, (ii) the period of not less than ten (10) and not more than twenty (20) consecutive business days designated by the Committee in March of each calendar year commencing in 1998 and (iii) such other periods as the Committee may designate with the approval of the MMC Committee.

KK. “Good Reason” means, with respect to an Employee, the occurrence of one or more of the following events, without such Employee’s consent, following a Change in Control of Putnam: (i) any material diminution in such Employee’s positions, duties, responsibilities or authority immediately prior to such Change in Control of Putnam; (ii) the assignment to such Employee of duties or responsibilities that are inconsistent with such Employee’s position immediately prior to such Change in Control of Putnam; (iii) any material adverse change to such Employee’s compensation or benefits structure; (iv) a relocation of Putnam’s principal executive office to any location outside the Boston metropolitan area or a relocation of such Employee’s office away from Putnam’s principal executive office.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

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Section 3. Eligibility and Participation

Participants in the Plan shall be those Employees selected by the Committee with the approval of the MMC Committee. The selection of an Employee as a Participant at any time shall neither entitle such Employee to nor disqualify such Employee from participation in the Plan in the future or from participation in any other award or incentive plan.

Section 4. Administration

(a) Power to Grant. The Committee shall, with the approval of the MMC Committee, determine the Participants to whom Options and Restricted Stock shall be granted or sold and the terms and conditions of any and all Options and Restricted Stock granted or sold to Participants. The Board shall determine whether to repurchase Class B Shares pursuant to the Plan and the terms and conditions of any such repurchase.

(b) Administration. Except as set forth in the Plan, the Committee shall be responsible for the administration of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Subject to the terms of the Plan and except as set forth in the Plan, the Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of Putnam and MMC, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Except as set forth in the Plan, determinations, interpretations or other actions made or taken pursuant to the provisions of the Plan by the Committee and, where applicable, the Board shall be final, binding and conclusive for all purposes and upon all persons. Notwithstanding the foregoing or any other provision of the Plan, the Committee shall advise the MMC Committee of any determinations, interpretations or any other actions it intends to make or to take pursuant to the provisions of the Plan with respect to Section 8(b)(ii) or Section 9 prior to making any such determination or interpretation or taking other action. In the event the MMC Committee disagrees with such intended determination, interpretation or action, the Committee and the MMC Committee shall negotiate in good faith to arrive at a resolution to such disagreement; failing which the Committee and the MMC Committee shall submit the matter to arbitration under the rules of the American Arbitration Association. Nothing in the Plan shall limit the right of members of the Committee who are Employees to receive awards hereunder.

Section 5.	Awards Under the Plan

(a) Types of Awards. Options and Restricted Stock may be granted to Participants under the Plan and Restricted Stock may be sold to Participants under the Plan. Grants of Options may be made in tandem with grants or sales of Restricted Stock or independently.

(b) Number of Class B Shares Subject to Awards. Subject to the provisions of Sections 5(c) and 5(d), the number of Class B Shares (including those subject to Options and Restricted Stock) that may be granted or sold under the Plan shall be equal to, as of the date of any such grant or award, the sum of (1) the product of (a) the sum of the number of (i) 88,000,000, being the original number of Class A Shares under the Plan plus (ii) 3,592,343 Class A Shares issued pursuant to Section 1 of that certain Agreement dated as of July 7, 1999 by and between Putnam and Marsh & McLennan Companies, Inc. (the "Agreement") plus (iii) Class A Shares issued from time to time pursuant to Section 1(b) of the Agreement, and (b) the quotient of 12 divided by 88, plus (2) 4,000,000. Class B Shares to be delivered upon the exercise of Options granted under the Plan and the sale or grant of Restricted Stock under the Plan may consist, in whole or in

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part, of treasury Class B Shares or authorized but unissued Class B Shares.

(c) Cancelled, Terminated or Forfeited Awards. Any Option or Restricted Stock that for any reason is cancelled, terminated or otherwise forfeited, in whole or in part, without having been exercised (including any Class B Shares purchased by Putnam pursuant to Sections 7 or 8), shall again be available for grant under the Plan.

(d) Adjustment in Capitalization. The number of Class B Shares available for issuance upon exercise of Options and upon grant or sale of Restricted Stock under the Plan, the number of Class B Shares subject to outstanding Options, the number of outstanding shares of Restricted Stock and the exercise price of outstanding Options may be adjusted by the Committee, subject to the approval of the MMC Committee, if the Committee shall deem such an adjustment to be necessary or equitable to reflect any dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of Putnam or similar corporate event.

(e) Legend. While it is not generally contemplated that certificates be issued, any share certificate representing Class B Shares that may be issued shall bear a legend substantially in the following form:

"Ownership of the shares represented by this certificate is generally restricted to employees of Putnam Investments Trust or its subsidiaries and subject to other restrictions set forth in the Putnam Investments Trust Equity Partnership Plan and in the Declaration of Trust of Putnam Investments Trust. Class B Shares represented by this certificate may not be sold, pledged, mortgaged, encumbered, disposed of or otherwise transferred to any person except Putnam Investments Trust or otherwise in accordance with the provisions of the Putnam Investments Trust Equity Partnership Plan and the Declaration of Trust of Putnam Investments Trust; any other attempt to sell, pledge, mortgage, encumber, dispose of or otherwise transfer these shares will be null, void and of no effect ab initio, will not be recognized by Putnam Investments Trust and will not entitle the purported transferee to any rights of a shareholder or impose any obligations on Putnam Investments Trust either with respect to these shares or the purported transferee. If, however, a court determines that a transfer is nonetheless valid, the shares so transferred will be repurchased from the transferee forthwith at Fair Market Value, as defined in the Putnam Investments Trust Equity Partnership Plan. The Class B Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law. Except as required by law or by Section 11(h) of the Putnam Investments Trust Equity Partnership Plan, the holders of Class B Shares shall not be entitled to vote on any matter submitted to the vote of the stockholders of Putnam Investments Trust. Putnam Investments Trust will provide upon request of the Clerk of Putnam Investments Trust a copy of the Putnam Investments Trust Equity Partnership Plan and the Declaration of Trust of Putnam Investments Trust."

Any "book entry" in the records of Putnam evidencing such Class B Shares shall bear a notation of similar effect to the legend set forth above.

Section 6. Terms of Awards

(a) Restricted Stock.

i) Restricted Stock may be granted or sold to Participants at such time or times, in such amounts and for such prices as may be determined by the Committee, subject to the approval of the MMC Committee. Each grant or sale of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Restricted Stock, the purchase price, if any, for each share of Restricted

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Stock and such other terms consistent with the Plan as the Committee, subject to the approval of the MMC Committee, shall determine, including customary representations, warranties and covenants with respect to securities law matters and provisions calling for execution by Participant of a General Release of all claims against Putnam (and any of its officers, directors or employees) in form satisfactory to Putnam, and/or forfeiture of all or any portion of Restricted Stock or Class B Shares (or all or any portion of the proceeds from any sales thereof) upon violation of the Participant's Non-Solicitation Agreement or noncompetition agreement between Participant and Putnam. As soon as practicable following the grant of Restricted Stock, or, with respect to purchased Restricted Stock, as soon as practicable following receipt of payment in full of the purchase price of such Restricted Stock, a "book entry" shall be made in the records of Putnam to evidence such award or sale of Restricted Stock. No certificate or certificates representing the Restricted Stock acquired shall be issued to the Participants.

ii) Unless determined otherwise by the Committee with the approval of the MMC Committee, Restricted Stock shall only be sold for a purchase price per share of Restricted Stock equal to the Fair Market Value as of the Grant Date. Subject to all of the terms and conditions of the Award Agreement, the Committee shall establish procedures governing the payment of purchase price for Restricted Stock that is sold under the Plan.

iii) Subject to Sections 7, 8 and 9, and unless otherwise determined by the Committee with the approval of the MMC Committee, all Restricted Stock granted or sold to a Participant at any time shall vest in accordance with the vesting schedule set forth in the applicable Award Agreement, provided that the Committee, subject to the approval of the MMC Committee, may accelerate the vesting of any Restricted Stock, at any time and from time to time. Upon vesting, a share of Restricted Stock ceases to be a share of Restricted Stock and shall be treated, pursuant to the Plan, as a Class B Share.

iv) Within 30 days of the Grant Date, the Participant shall give notice to Putnam if he or she has made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock purchased by or granted to the Participant, and in absence of such notification the Participant shall be deemed to not have made such election. The Participant will be solely responsible for any and all tax liabilities payable by him or her in connection with his or her receipt of the Restricted Stock or attributable to his or her making or failing to make such an election.

v) Special Retention Grants may be made with such terms and conditions as are determined by the Committee to be consistent with the purpose of such grant, subject to the approval of the MMC Committee.

(b) Options.

i) Options may be granted to Participants at such time or times and covering such number of Class B Shares as shall be determined by the Committee, subject to the approval of the MMC Committee, either independently or in tandem with a grant or sale of Restricted Stock. Each Option granted to a Participant shall be evidenced by an Award Agreement that shall specify the exercise price at which a Class B Share may be purchased pursuant to such Option, the duration of such Option and such other terms consistent with the Plan as the Committee, subject to the approval of the MMC Committee, shall determine, including customary representations, warranties and covenants with respect to securities law matters and provisions calling for forfeiture of all or any portion of the Option, all or any portion of the Class B Shares acquired upon exercise thereof, or all or any portion of the proceeds from the cancellation of the Option or from any sales of such Class B Shares upon violation of the Participant's Non-Solicitation Agreement.

ii) Unless determined otherwise by the Committee, with the approval of the MMC

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Committee, the exercise price per Class B Share to be purchased upon exercise of an Option shall be the Fair Market Value as of the Grant Date.

iii) Subject to Sections 7, 8 and 9, Options granted to a Participant shall become exercisable in accordance with the vesting schedule set forth in the applicable Award Agreement; provided that the Committee, subject to the approval of the MMC Committee, may accelerate the exercisability of any Option at any time and from time to time; and provided further that Options may not be exercised during the period commencing with the public announcement of a proposed Public Offering and ending on the earliest of (1) consummation of such Public Offering, (2) abandonment of such Public Offering and (3) the six-month anniversary of such public announcement. Notwithstanding any other provision of the Plan, unless an earlier termination is otherwise prescribed in an Award Agreement, each Option shall terminate on and shall not be exercisable after the tenth anniversary of the Grant Date of such Option.

iv) Options may be exercised only during any Special Option Window or, in accordance with the provisions of Section 7, following the termination of Participant's employment and, unless such condition is waived by the Committee, only if the Participant is an Accredited Investor at the time of such exercise. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given, which notice shall be substantially in the form attached hereto as Exhibit D, and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, or, at the Committee's election, by tendering Class B Shares with the aggregate Fair Market Value equal to the exercise price, or by combination of the above at the time of exercise; provided, however, that any Class B Shares so tendered must have been held by the Participant for six (6) months or more following the date of vesting of such shares. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, a "book entry" shall be made in the records of Putnam to evidence such exercise. No certificate or certificates representing the Class B Shares acquired upon such exercise shall be issued to the Participants.

Section 7. Termination of Employment; Unforeseen Personal Hardship

(a) Special Termination. Unless otherwise determined by the Committee with the approval of MMC (such determination to occur only in individual isolated situations), and except to the extent specified in the applicable Award Agreement, in the event that a Participant's employment with Putnam and the Subsidiaries terminates by reason of a Special Termination:

i) each Option then held by the Participant, whether or not exercisable as of the date of such termination, shall immediately vest and become fully exercisable and shall remain exercisable until expiration of the post-Special Termination Exercise Period (or, if shorter, until expiration of the remaining term of such Option). Any Options held by the Participant that are not exercised prior to expiration of the post-Special Termination Exercise Period (or prior to expiration of the remaining term of such Option, if shorter) shall terminate and be cancelled upon the expiration of such period (or, if shorter, the expiration of the term of such Option);

ii) subject to such conditions as the Committee may prescribe (including (x) Participant’s execution of a general release of all claims against Putnam (and any of its officers, directors or employees) in form and on terms satisfactory to Putnam, and/or (y) forfeiture of all or any portion of the Class B Shares, or all or any portion of the proceeds from the sale thereof, upon violation of the Participant's Non-Solicitation Agreement or any noncompetition agreement between Participant and Putnam), any Restricted Stock held by the Participant shall be fully vested as of the date of such termination.

(b) Termination for Cause. Unless otherwise determined by the Committee with the approval of

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MMC (such determination to occur only in individual isolated situations), in the event that a Participant's employment with Putnam and the Subsidiaries is terminated for Cause:

i) any Options then held by such Participant (whether or not then exercisable) shall terminate and be cancelled immediately upon such termination of employment;

ii) except as provided in (iii) below, any Class B Shares and Restricted Stock that are then held by such Participant shall terminate and be cancelled immediately upon such termination, and the Participant shall no longer have any rights with respect to such Class B Shares and shares of Restricted Stock;

iii) subject to authorization by the Board and to such conditions as the Committee may prescribe (including (x) Participant’s execution of a general release of all claims against Putnam (and any of its officers, directors or employees) in form and on terms satisfactory to Putnam, and/or (y) forfeiture of all or any portion of the amounts received pursuant to this clause (iii) upon violation of the Participant's Non-Solicitation Agreement or any noncompetition agreement between Participant and Putnam), with respect to any Class B Shares or Restricted Stock then held by such Participant that relate to shares of Restricted Stock that, as specifically set forth in the applicable Award Agreement, were sold to the Participant ("Purchased Shares"), such Class B Shares or Restricted Stock shall terminate and be cancelled immediately upon such termination in exchange for payment in cash, with respect to each Class B Share or share of Restricted Stock so cancelled, of an amount equal to the lesser of (x) the Fair Market Value as of the date of termination and (y) the purchase price per share paid by the Participant for such Class B Share or share of Restricted Stock (plus interest from the date of purchase at a variable rate equal to the ninety day United States Treasury rate, compounded), and upon such cancellation the Participant shall no longer have any rights with respect to such Class B Shares or shares of Restricted Stock except for the right to receive the payment set forth herein; and

iv) to the extent provided for in the Award Agreement, all or any portion of the proceeds received by the Participant from any sales of Class B Shares or shares of Restricted Stock or from the cancellation of Class B Shares, Restricted Stock or Options shall be returned to Putnam.

(c) Involuntary Termination Other Than for Cause. Unless otherwise determined by the Committee with the approval of MMC (such determination to occur only in individual isolated situations), in the event that a Participant’s employment with Putnam and the Subsidiaries is terminated by Putnam other than for Cause:

i) each Option then held by the Participant, whether or not exercisable as of the date of such termination, shall immediately vest and become fully exercisable and shall remain exercisable at any time during the thirty (30) days following such termination (or, if shorter, until expiration of the remaining term of such Option).

ii) subject to such conditions as the Committee may prescribe (including (x) Participant's execution of a general release of all claims against Putnam (and any of its officers, directors or employees) in form and on terms satisfactory to Putnam and/or (y) forfeiture of all or any portion of the Class B Shares, or all or any portion of the proceeds from the sale thereof, upon violation of the Participant's Non-Solicitation Agreement or any noncompetition agreement between Participant and Putnam),

(1) any Restricted Stock (except any Restricted Stock granted pursuant to a Special Retention Grant) held by the Participant shall be fully vested as of the date of

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such termination;

(2) of the shares of Restricted Stock held by the Participant which were granted pursuant to a Special Retention Grant, a number equal to the product (rounded down to the nearest whole number) of (A) the quotient of (i) the number of full months of service the Participant completed from the Grant Date to the date of termination, divided by (ii) the total number of months in the applicable vesting period, as set forth in the applicable Award Agreement and (B) the total number of shares of Restricted Stock granted pursuant to a Special Retention Grant, shall become fully vested as of the date of such termination; and

(3) any Restricted Stock held by the Participant granted pursuant to a Special Retention Grant which does not become fully vested according to Section 7(c)(ii)(2) shall terminate and be cancelled immediately upon such termination, and the Participant shall no longer have any rights with respect to such cancelled shares of Restricted Stock, except the right to receive Dividends declared on a date when the Participant was holder of record of such Restricted Stock.

(d) Other Termination of Employment. Unless otherwise determined by the Committee with the approval of MMC (such determination to occur only in individual isolated situations), in the event that a Participant's employment with Putnam and the Subsidiaries is terminated other than in the circumstances described in Sections 7(a) through 7(c) above:

i) each Option held by such Participant, to the extent exercisable as of the date of such termination, may be exercised at any time during the thirty (30) days following such termination (or, if shorter, until expiration of the remaining term of the Option). Each Option held by the Participant, to the extent not exercisable at the date of the Participant's termination of employment, shall terminate and be cancelled immediately upon such termination, and any Options described in the preceding sentence that are not exercised prior to expiration of the applicable period described in such sentence shall terminate and be cancelled upon the expiration of such period;

ii) except as provided in (iii) below, any Restricted Stock that is then held by such Participant shall terminate and be cancelled immediately upon such termination, and the Participant shall no longer have any rights with respect to such shares of Restricted Stock, except the right to receive any Dividends declared on a date when the Participant was holder of record of such Restricted Stock; and

iii) subject to authorization by the Board and to such conditions as the Committee may prescribe (including (x) Participant’s execution of a general release of all claims against Putnam (and any of its officers, directors or employees) in form and on terms satisfactory to Putnam, and/or (y) forfeiture of all or any portion of the amounts received pursuant to this clause (iii) upon violation of the Participant's Non-Solicitation Agreement or any noncompetition agreement between Participant and Putnam), with respect to any shares of Restricted Stock that relate to Purchased Shares, such Restricted Stock shall terminate and be cancelled immediately upon such termination in exchange for payment in cash, with respect to each share of Restricted Stock so cancelled, of an amount equal to (1) if the termination was by Putnam or its Subsidiaries, the Fair Market Value as of the date of termination, and (2) if the termination was by the Participant, the lesser of (x) the Fair Market Value as of the date of termination and (y) the purchase price per share paid by the Participant for such Restricted Stock (plus interest from the date of purchase at a variable rate equal to the ninety-day United States Treasury rate, compounded). Upon any such cancellation the Participant shall no longer have any rights with respect to such shares of Restricted Stock

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except for the right to receive the payment set forth herein.

(e) Treatment of Class B Shares Held upon Termination of Employment or Acquired Thereafter.

i) If the Participant's employment with Putnam and its Subsidiaries terminates for any reason whatsoever (other than a termination for Cause), Putnam (in the discretion of the Board) shall have an option ("Repurchase Option") to purchase all or less than all of the Class B Shares then held or thereafter acquired by the Participant (or, if his employment was terminated by his death, his estate) at any time following the expiration of the post-Termination Holding Period, upon giving notice in writing to the Participant (or his estate) of its election to exercise such Repurchase Option. Notwithstanding the above, the Repurchase Option may not be exercised by Putnam prior to the date six (6) months following (A) the vesting date of the Class B Shares or (B) date of exercise in the case of Class B Shares acquired upon exercise of Options.

ii) Each Participant may request, in a written notice delivered to the Committee during the post-Termination Holding Period, that Putnam (in the discretion of the Board) purchase all or some of the Class B Shares then held by the Participant, but Putnam shall have no obligation to purchase such Class B Shares. Notwithstanding the above, no Participant may offer to Putnam any Class B Shares that have been held by the Participant for less than six (6) months from the date of vesting of such shares.

iii) So long as the Repurchase Option is exercisable but not exercised as provided herein, the Participant (or his or her estate) shall be entitled to retain or transfer such Class B Shares, subject to all of the provisions of this Plan (including, without limitation, Sections 8 and 9) and the Declaration of Trust of Putnam.

iv) Following any exercise of the Repurchase Option by Putnam, the Participant shall no longer have any rights with respect to the Class B Shares so purchased except for the right to receive the payment set forth herein. All purchases pursuant to this Section 7(d) by Putnam shall be for a purchase price per Class B Share equal to Fair Market Value as of the date of sale and shall be subject to such further conditions as the Committee may prescribe (including forfeiture by the Participant of all or any portion of the amounts received pursuant to this Section 7(d) upon violation of the Participant's Non-Solicitation Agreement).

v) The provisions of this Section 7(d) shall apply only to Class B Shares that have not been forfeited or purchased pursuant to Sections 7(a), (b) and (c) hereof.

(f) Unforeseen Personal Hardship. In the event that a Participant, while in the employment of Putnam or any Subsidiary, experiences Unforeseen Personal Hardship, the Board will carefully consider any request by the Participant that Putnam purchase the Participant's Class B Shares at a price per Class B Share equal to Fair Market Value, but Putnam shall have no obligation to purchase such Class B Shares. The Board shall consider such request with respect to Unforeseen Personal Hardship as soon as practicable after receipt by the Committee of a written request by the Participant, such request to include sufficient details of the Participant's Unforeseen Personal Hardship to permit the Board to review the request and the circumstances in an informed manner, and the Board may prescribe such conditions to Putnam's purchase of such Class B Shares as it deems appropriate.

Section 8. Transfer of Awards

(a) Nontransferability of Awards.

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i) Except as provided in the Plan or as determined by the Committee, neither the Participant nor any of his heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Options, Restricted Stock or Class B Shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of Putnam's capital stock, dispositions by gift, by will and by operation of law) other than a transfer of Options, Restricted Stock or Class B Shares by will or by operation of law to the estate of the Participant upon the death of the Participant, provided that such estate agrees to be bound by all provisions of the Plan and the applicable Award Agreement.

ii) A Participant may not transfer Options, Restricted Stock and Class B Shares, except that, upon the approval of the Committee (such approval to be granted only in individual isolated situations), a Participant may transfer Options, Restricted Stock and Class B Shares to members of such Participant's Immediate Family (as defined below) if the Participant does not receive any consideration for the transfer. "Immediate Family" refers to children, grandchildren and spouse of the Participant or one or more trusts exclusively for the benefit of the Participant and/or such family members or partnerships in which the Participant and/or such family members are the only partners; provided such transfer may not be consummated unless such intended transferee shall have agreed in writing to make and be bound by the representations, warranties and covenants set forth in the Plan and the applicable Award Agreement, pursuant to an instrument of assumption satisfactory in substance and form to Putnam; and provided further that such transferee holds such transferred Options, Class B Shares and Restricted Stock as if no such transfer had occurred. For example, if a Participant transfers Class B Shares pursuant to this Section 8(a)(ii) to his or her child and such Participant is subsequently terminated for Cause, the child must forfeit such transferred Class B Shares in accordance with the terms of the Plan as if the Participant held such Class B Shares at the time of such termination.

iii) If, notwithstanding provisions of the Plan, a court determines that a transfer that is not permitted pursuant to the terms hereof is nonetheless valid, the Class B Shares, Restricted Stock or Options so transferred will be repurchased from the transferee forthwith at a price per Class B Share (or share of Restricted Stock) equal to Fair Market Value (or, in the case of an Option, at a price per Class B Share underlying such Option equal to the excess, if any, of the Fair Market Value over the exercise price per Class B Share of such Option) and in no case will any such transferee have any rights with respect to such Class B Shares, Restricted Stock or Options except for the right to receive the payment set forth herein.

(b) Sales of Class B Shares and Restricted Stock to Putnam; Cancellation of Options.

i) Each Participant may request, in a written notice delivered to the Board during a Window Period, or, in accordance with Section 7, following the termination of a Participant's employment, that Putnam purchase all or some of the Class B Shares then held by the Participant, but Putnam shall have no obligation to purchase such Class B Shares. Notwithstanding the above, no Participant may offer to Putnam any Class B Shares that have been held by the Participant for less than six (6) months from the date of vesting of such shares. All purchases by Putnam pursuant to this Section 8(b)(i) shall be made effective as of the last day of the applicable Window Period or, in the event of termination, as of the date of purchase, shall be for a purchase price per Class B Share equal to Fair Market Value as of the date of the sale and shall be subject to such conditions as the Committee or the Board may prescribe in the Award Agreement or otherwise (including forfeiture of all or any portion of the proceeds of such purchase upon violation of the Participant's Non-Solicitation Agreement).

ii) Putnam may (A) cancel all or some of the Options then held by the Participant in exchange for a payment in cash, with respect to each Option so cancelled, of an amount equal to the number

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of Class B Shares subject to the Option multiplied by the excess, if any, of the Fair Market Value per Class B Share on the date of such cancellation over the exercise price per Class B Share for such Option and (B) cancel all or some of the Class B Shares and shares of Restricted Stock in exchange for a payment in cash, with respect to each Class B Share or share of Restricted Stock so cancelled, of an amount equal to Fair Market Value of a Class B Share on the date of the cancellation; provided, however, that (1) a determination to effect a complete cancellation of Options, Class B Shares and Restricted Stock can be made only (x) if directed by the MMC Committee (in which case the Board shall authorize such complete cancellation) or (y) by the Board (with the approval of the MMC Committee); (2) a determination to effect a partial cancellation of Options, Class B Shares and Restricted Stock can be made only by the Board (with the approval of the MMC Committee); and (3) amounts otherwise payable under this paragraph (ii) may be subject to such conditions (including forfeiture of all or any portion of amounts received pursuant to this paragraph (ii) upon violation of the Participant's Non-Solicitation Agreement or any noncompetition agreement between Participant and Putnam), as may be prescribed in the Award Agreement or otherwise. In the event of a complete cancellation of Options, Class B Shares and Restricted Stock, the Plan shall terminate. It is generally intended that any partial cancellation pursuant to this Section 8(b)(ii) shall be accomplished in a manner calculated, in the Board's sole discretion, to affect all Participants ratably and equitably; provided, however, that nothing herein shall prohibit such cancellation on an individual or any other basis. Notwithstanding the foregoing, if within a twelve-month period immediately following a cancellation pursuant to this Section 8(b)(ii), there occurs a Change in Control of MMC, a Change in Control of Putnam, a Transaction (as defined in Section 9(c) hereof), a Public Offering or a Special Transaction (collectively, an "Event");

(1) in the case of a Change in Control of MMC or a Change in Control of Putnam, each Participant shall be entitled to receive, with respect to each Class B Share, share of Restricted Stock and Option so cancelled, (x) in the case of Class B Shares or shares of Restricted Stock, an additional amount in cash equal to the excess, if any, of the Fair Market Value of a Class B Share on the date of such Change in Control over the Fair Market Value of a Class B Share on the date of cancellation, or, in the case of an Option so cancelled, an additional amount in cash equal to the excess, if any, of the Fair Market Value of a Class B Share on the date of such Change in Control over the higher of the Fair Market Value of a Class B Share on the date of cancellation and the exercise price per Class B Share subject to such Option, and (y) an additional amount in cash equal to the Additional Payment (as defined in Section 9(a) hereof), as if the awards had not been so cancelled, the entitlement to the Additional Payment being subject to the same terms and conditions set forth in said Section 9(a);

(2) in the case of a Transaction, each Participant shall be entitled to receive, with respect to that percentage (equal to the MMC Percentage, as defined in Section 9(c) hereof) of the Class B Shares, shares of Restricted Stock and Options so cancelled, (x) in the case of Class B Shares or shares of Restricted Stock, an additional amount in cash equal to the excess, if any, of the Fair Market Value of a Class B Share as of the date of the Transaction over the Fair Market Value of a Class B Share as of the date of cancellation, or, in the case of an Option so cancelled, an additional amount in cash equal to the excess, if any, of the Fair Market Value of a Class B Share as of the date of the Transaction over the higher of the Fair Market Value of a Class B Share on the date of cancellation and the exercise price per Class B Share subject to such Option, and (y) an additional amount in cash equal to the Additional Tag-Along Payment (as defined in Section 9(c) hereof), as if the awards had not been so cancelled and the Participant had exercised the rights referred to in Section 9(c) hereof, the entitlement to the Additional Tag-Along Payment being subject to the same terms and conditions set forth in said

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Section 9(c);

(3) in the case of a Public Offering, each Participant shall be entitled to receive, with respect to each Class B Share, share of Restricted Stock and Class B Share subject to an Option so cancelled, an additional amount in cash equal to the excess, if any, of the per share price paid in respect of shares of capital stock of Putnam issued or sold in the Public Offering (which price shall be equitably adjusted, to the extent appropriate, by the Committee with the approval of the MMC Committee in the event that the shares of Putnam common stock issued or sold in the Public Offering are not Class A Shares) over (x) in the case of Class B Shares or Restricted Stock so cancelled, the Fair Market Value of a Class B Share as of the date of cancellation and (y) in the case of an Option so cancelled, the higher of the Fair Market Value of a Class B Share as of the date of cancellation or the exercise price per Class B Share subject to such Option; and

(4) in the case of a Special Transaction, each Participant shall be entitled to receive, with respect to that percentage (equal to the Publicly Traded Transaction Percentage, as defined in Section 9(d) hereof) of the Class B Shares, shares of Restricted Stock and Options so cancelled, an additional amount in cash equal to the excess, if any, of the per share price of the shares of capital stock of Putnam issued to the public in connection with the Special Transaction (which price shall be equitably adjusted, to the extent appropriate, by the Committee with the approval of the MMC Committee in the event that the shares of Putnam common stock issued or sold in the Special Transaction are not Class A Shares) over (x) in the case of Class B Shares or Restricted Stock so cancelled, the Fair Market Value of a Class B Share as of the date of cancellation and (y) in the case of an Option so cancelled, the higher of the Fair Market Value of a Class B Share as of the date of cancellation or the exercise price per Class B Share subject to such Option.

iii) Following any receipt of notice from Putnam relating to any cancellation pursuant to Section 8(b)(ii), the Participant shall no longer have any rights with respect to the Class B Shares, Restricted Stock and Options so cancelled, except for the right to receive the payments described herein on the terms and conditions provided herein. All purchases pursuant to this Section 8(b) by Putnam shall be for a purchase price per Class B Share equal to Fair Market Value as of the date of sale.

(c) Certain Other Permitted Transfers of Class B Shares. If a Participant requests that Putnam purchase all or some of the Class B Shares then held by the Participant in accordance with Section 8(b)(i) and Putnam does not purchase the Class B Shares so offered ("Refused Shares") then, during the thirty-day period immediately following the date the Class B Shares were refused by Putnam, the Participant may accept an offer (which must be in writing and for Fair Market Value as of the date that the Class B Shares were refused by Putnam) from, and sell to, any Participant who (unless such condition is waived by the Committee with the approval of the MMC Committee) is then an Accredited Investor and an Employee seeking to purchase all or any part of the Refused Shares. Upon receipt of such offer (and prior to acceptance thereof), the Participant shall give notice in writing to Putnam (i) designating the number of Refused Shares to be sold, (ii) naming the purchaser of such Refused Shares and (iii) specifying the price and terms of the sale; provided such sale may not be consummated unless such intended purchaser shall have agreed in writing to make and be bound by the representations, warranties, covenants and conditions set forth in the Plan and the applicable Award Agreement, pursuant to an instrument of assumption satisfactory in substance and form to Putnam. Any Class B Shares so transferred shall be subject to all of the terms and conditions of the Plan and the applicable Award Agreement, except that the transferee-Participant shall be substituted for the transferor-Participant with respect to any such applicable terms and

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conditions.

(d) Automatic Exchange of Shares or Units. Putnam, by action of the Committee (with the approval of the MMC Committee), may exchange the then Class B Shares and shares of Restricted Stock for shares or units and restricted shares or units, as the case may be, of another entity and substitute shares and units of another entity for Class B Shares subject to options in one or more transactions at one or more times, provided that (x) immediately following each such exchange, the sole assets of such other entity shall be shares of, or other equity interest in, Putnam (or a successor or parent of Putnam) and assets of Putnam (including, without limitation, any right under the Plan, any other equity plan of Putnam, or related to such plans) and (y) the rights of the then holders of Class B Shares and shares of Restricted Stock shall not, in the judgment of the Committee, be materially adversely affected (defined so as to include, without limitation, for purposes of this subsection, being “adversely affected” under Section 77 of the Massachusetts Business Corporation Law (or any successor statute thereto), as may be in effect or amended from time to time, to the extent such Section would have been applicable to, and as a consequence of its application voting rights would have been granted in connection with, such transaction if a corporate entity incorporated under the laws of the Commonwealth of Massachusetts were engaged in such transaction) as a result of such exchange (it being understood that an exchange (by merger, consolidation or an exchange of units or shares) of units of a business trust for shares of a corporate entity shall not be deemed to have such a material adverse affect as a result of the different entity level taxes to be paid by a business trust and a corporation and that an exchange (by merger, consolidation or an exchange of units and shares) of units of a business trust for shares of a corporate entity incorporated under the laws of the Commonwealth of Massachusetts with terms substantially similar to those set forth in Putnam Investment, Inc.’s Articles of Organization in effect on the date shares were first issued pursuant to the Plan and as such terms may have been modified in the declaration of trust of the business trust or under Massachusetts corporate law, shall automatically be deemed to not have such a material adverse affect). Following any such exchange, references in the Plan to Class B Shares or Class A Shares shall be deemed to refer to the shares or units issued in exchange therefor, references in the Plan to shares of Restricted Stock shall be deemed to refer to the shares or units issued in exchange therefor which, following any such exchange, shall remain subject to the restrictions and other terms of the Restricted Stock and references in the Plan to Putnam and the Articles of Organization of Putnam shall be deemed, respectively, to refer to the entity whose shares or units were issued in the exchange and the corresponding sections of the organizational documents of such entity. In addition, following any exchange and in accordance with Section 5(d), all options to purchase Class B Shares shall thereafter be options to purchase shares or units issued in exchange for the Class B Shares. Following any such exchange, the officers of Putnam are authorized and directed to take all appropriate actions to reflect the exchange and the share/unit ownership transfers and issuances effected thereby.

Section 9. Change in Control; Sale by MMC; Public Offering; Special Transaction

(a) Change in Control. In the event of a Change in Control of MMC or a Change in Control of Putnam, subject to such conditions as may be prescribed by the Committee in the Award Agreement or otherwise (including forfeiture of all or any portion of the amounts paid or payable pursuant to this Section 9(a) upon violation of the Participant's Non-Solicitation Agreement):

i) unless otherwise specified in the applicable Award Agreement, all outstanding Options and Restricted Stock shall become fully vested immediately prior to the consummation of either such Change in Control;

ii) all outstanding Options shall be cancelled as of the date of either such Change in Control in exchange for a cash payment by Putnam equal to the amount determined under clause (A) of the first sentence of Section 8(b)(ii) hereof;

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iii) all Class B Shares shall be cancelled as of the date of either such Change in Control in exchange for a cash payment by Putnam equal to the amount determined under clause (B) of the first sentence of Section 8(b)(ii) hereof;

iv) subject to the succeeding provisions of this Section 9(a), each holder of an Option ("Optionee") and each holder of Class B Shares shall be entitled to receive from Putnam, with respect to each Option or Class B Share (as the case may be) then outstanding, an additional cash amount (the "Additional Payment") equal to (A) the product of (I) the number of Class B Shares subject to the Options cancelled hereunder (in the case of an Optionee) or the number of Class B Shares cancelled hereunder (in the case of a holder of Class B Shares) and (II) the excess, if any, of (1) the per share price payable in respect of Class A Shares in connection with a Change in Control of Putnam (or, in the event of a Change in Control of MMC, the "fully distributed trading value" of a Class B Share as of the date of such Change in Control, determined in accordance with Exhibit B hereof) over (2) in the case of a Class B Share so cancelled, the Fair Market Value of such Class B Share as of the date of the applicable Change in Control, and in the case of an Option so cancelled, the higher of the Fair Market Value of a Class B Share as of the date of the applicable Change in Control and the exercise price per Class B Share subject to such Option, plus or minus (B) any earnings or losses (as hereinafter described) on the amount determined under (A) above; and

v)	the Plan shall terminate.

Unless otherwise specified in the applicable Award Agreement, the rights of an Optionee or a holder of Class B Shares to the Additional Payment shall vest and be paid at the rate of 33.33% on each of the first three anniversaries of the applicable Change in Control if such Optionee or holder of Class B Shares remains continuously employed with Putnam or any of its Subsidiaries or affiliates and any nonvested amounts shall be forfeited upon the Optionee's or Class B Share holder's termination of employment for any reason; provided, however, that, in the event of a Special Termination or an involuntary termination without Cause (in either case, determined in the manner in effect immediately prior to the applicable Change in Control), the Optionee's or Class B Share holder's rights to the Additional Payment shall fully vest and be paid. Any Additional Payment forfeited by a Participant shall revert to Putnam. Upon occurrence of either such Change in Control, Putnam shall establish one or more grantor trusts and promptly contribute thereto the aggregate amount described in clause (iv)(A) above in respect of each Optionee and holder of Class B Shares. Such grantor trust shall permit each such Optionee and holder of Class B Shares to direct the investment of funds held for his benefit in the trust among the various Putnam funds and such other investments as may be designated by the Committee.

Notwithstanding the foregoing, if and to the extent specified in the applicable Award Agreement, (I) the provisions of Section 9(a)(i) shall not apply, (II) the provisions of Sections 9(a)(ii), 9(a)(iii) and 9(a)(iv) shall apply solely with respect to Options vested immediately prior to the Change in Control and/or Class B Shares, and (III) any unvested Options and/or shares of Restricted Stock shall be forfeited and revert to Putnam; provided, however, subject to the terms of the applicable Award Agreement, each holder of an Option or Restricted Stock not vested immediately prior to the consummation of such Change in Control shall be entitled to receive from Putnam (1) with respect to each such unvested Option then outstanding, a cash amount (the “Unvested Option Payment”) equal to the excess, if any, of (x) the per share price payable in respect of Class A Shares in connection with a Change in Control of Putnam (or, in the event of a Change in Control of MMC, the “Fully Distributed Trading Value” of a Class B Share as of the date of such Change in Control, determined in accordance with Exhibit B of the Plan) over (y) the exercise price per Class B

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Share subject to such Option and (2) with respect to each such unvested share of Restricted Stock then outstanding, a cash amount (the “Unvested Share Payment”) equal to the per share price payable in respect of Class A Shares in connection with a Change in Control of Putnam (or, in the event of a Change in Control of MMC, the “Fully Distributed Trading Value” of a Class B Share as of the date of such Change in Control, determined in accordance with Exhibit B of the Plan).

(b) Public Offering. Upon a Public Offering, subject to such conditions as may be prescribed by the Committee in the Award Agreement or otherwise (including (x) Participant’s execution of a general release of all claims against Putnam (and any of its officers, directors of employees) in form and on terms satisfactory to Putnam, and/or (y) forfeiture of all or any portion of the amounts paid or payable pursuant to this Section 9(b) upon violation of the Participant's Non-Solicitation Agreement or any noncompetition agreement between Putnam and Participant):

i) in accordance with Section 4.2.6 of the Declaration of Trust of Putnam, each Class B Share and each share of Restricted Stock shall be converted into one Class A Share;

ii) all Restricted Stock shall remain subject to the same vesting schedule and other terms and conditions as were in effect immediately prior to such Public Offering. In addition, all Class A Shares issued pursuant to clause (i) above shall be subject to such customary transfer restrictions as shall be reasonably required by the managing underwriter of such Public Offering;

iii) each Option that is outstanding immediately prior to such Public Offering shall be converted into an Option for that number of Class A Shares equal to the number of Class B Shares subject to such Option, at an exercise price equal to the exercise price of such Option immediately prior to the Public Offering. With respect to any Option (or portion of an Option) that is vested immediately prior to the Public Offering, such Option (or such portion of an Option) shall be otherwise subject to the same terms and conditions to which such Option (or such portion of an Option) was subject immediately prior to the Public Offering. Unless otherwise specified in the applicable Award Agreement, with respect to any Option (or a portion of an Option) that is not vested immediately prior to the Public Offering, such Option (or such portion of an Option) shall vest with respect to 25% of shares subject thereto on each of the first, second, third and fourth anniversaries of the Public Offering and shall be otherwise subject to the same terms and conditions to which such Option (or such portion of an Option) was subject immediately prior to the Public Offering;

iv) holders of vested Class A Shares resulting from the conversion described herein shall be entitled to such registration rights as may be deemed appropriate by the Committee with the approval of the MMC Committee; provided however, nothing contained herein shall limit the rights of such holders to sell their vested Class A Shares pursuant to Rule 144 promulgated under the Securities Act; and

v) if a Public Offering occurs in connection with a Transaction, then, first, the applicable provisions of Section 9(c) will apply and then, with respect to any Class B Shares, Restricted Stock or Options held by the Participant following the application of such provisions, this Section 9(b) shall apply.

(c) Tag-Along Rights. If MMC determines to sell any of the Class A Shares owned by it to a

19

person or entity other than MMC, Putnam, a subsidiary of one of them, a trustee or other fiduciary holding securities of Putnam under an employee benefit plan maintained by MMC or Putnam, or by a subsidiary of one of them, or an employee, trustee or director of MMC or Putnam, in a transaction ("Transaction") that, if consummated, would not constitute a Change in Control of Putnam, a Public Offering or a Special Transaction, then, subject to such conditions as may be prescribed by the Committee in the Award Agreement or otherwise (including (x) Participant’s execution of a general release of all claims against Putnam (and any of its officers, directors or employees) in form and on terms satisfactory to Putnam, and/or (y) forfeiture of all or any portion of the amounts paid or payable pursuant to this Section 9(c) upon violation of the Participant's Non-Solicitation Agreement or any noncompetition agreement between Putnam and Participant), the Participant may give written notice (such notice to be given by a Participant within twenty-one (21) days of being advised of the Transaction) to the Committee of his desire:

i) to sell to Putnam in connection with the Transaction such percentage of the aggregate number of Class B Shares and shares of Restricted Stock held by the Participant at such time (rounded to the nearest whole share) as equals the percentage that the Class A Shares proposed to be sold by MMC in such Transaction bears to the total number of Class A Shares held by MMC immediately prior to the Transaction (the "MMC Percentage"), such sale to be effected at a price per share equal to the Fair Market Value of a Class B Share as of the date of the Transaction and otherwise on materially the same terms and conditions as are applicable to Class A Shares sold by MMC (with Class B Shares being sold prior to the sale of any shares of Restricted Stock and any shares of Restricted Stock so sold becoming fully vested and no longer subject to restrictions); and/or

ii) to cancel (as of the date of such Transaction) such percentage of each Option granted to such Participant that is outstanding immediately prior to such Transaction (rounded to the nearest whole share) as equals the MMC Percentage, such cancellation to be in exchange for a cash payment from Putnam equal to the product of (A) the number of shares then subject to such Option, (B) the MMC Percentage and (C) the excess, if any, of the Fair Market Value per Class B Share on the date of cancellation over the exercise price per Class B Share for such Option (and Putnam and MMC shall take all actions necessary to implement the Participant's elections upon consummation of the Transaction).

Subject to the provisions of the following sentence, (I) each holder of Class B Shares and shares of Restricted Stock who elects to sell the applicable percentage of such shares, as described in clause (i) above, shall be entitled to receive from Putnam an additional cash payment equal to (A) the number of Class B Shares and shares of Restricted Stock sold hereunder multiplied by (B) the excess, if any, of (i) the per share price payable in respect of Class A Shares in connection with such Transaction over (ii) the Fair Market Value of a Class B Share as of the date of such Transaction, and (II) each Optionee who elects to have a percentage of his Options cancelled, as described in clause (2) above, shall be entitled to receive from Putnam an additional cash payment with respect to each Class B Share subject to an Option or portion of an Option so cancelled, equal to the excess, if any, of (i) the per share price payable in respect of Class A Shares in connection with the Transaction over (ii) the higher of the Fair Market Value of a Class B Share as of the date of such cancellation and the exercise price per Class B Share subject to such Option or portion of an Option (the additional payments referred to in clause (I) or (II), as the case may be, plus or minus earnings and losses thereon, as hereinafter described, being referred to herein as the "Additional Tag-Along Payment"). The rights of an Optionee or a holder of Class B Shares (or shares of Restricted Stock) to the Additional Tag-Along Payment shall vest at the rate of 33.33% on each of the first three anniversaries of the Transaction if such Optionee or holder of Class B Shares (or shares of Restricted Stock) remains

20

continuously employed with Putnam or any of its Subsidiaries or affiliates and any nonvested amounts shall be forfeited upon the termination of employment of such Optionee or holder of Class B Shares (or shares of Restricted Stock) for any reason; provided, however, that in the event of a Special Termination or an involuntary termination without Cause (in either case, determined in the manner in effect immediately prior to the Transaction), the rights of such Optionee or holder of Class B Shares (or shares of Restricted Stock) to the Additional Tag-Along Payment shall become fully vested. Any Additional Tag-Along Payment forfeited by a Participant shall revert to Putnam. Upon occurrence of the Transaction, Putnam shall establish one or more grantor trusts and promptly contribute thereto an amount equal to the aggregate amount set forth in clauses (I) and (II) above. Such grantor trust shall permit each such Optionee and holder of Class B Shares (or shares of Restricted Stock) to direct the investment of funds held for his benefit in the trust among the various Putnam funds and such other investments as may be designated by the Committee. Notwithstanding anything to the contrary contained in this Section 9(c), any and all Class B Shares and shares of Restricted Stock that are not sold pursuant to this Section 9(c), and any and all Options that are not cancelled pursuant to this Section 9(c), shall remain outstanding in accordance with their respective terms and the terms of this Plan. If for any reason MMC does not consummate the proposed Transaction, the provisions of this Section 9(c) shall cease to apply with respect to such proposed Transaction, provided that such provisions shall again apply to any subsequently proposed Transaction.

(d) Special Transaction. In the event of a Special Transaction, subject to such conditions as may be prescribed by the Committee in the Award Agreement or otherwise (including (x) Participant’s execution of a general release of all claims against Putnam (and any of its officers, directors or employees) in form and on terms satisfactory to Putnam, and/or (y) forfeiture of all or any portion of the amounts paid or payable pursuant to this Section 9(d) upon violation of the Participant's Non-Solicitation Agreement or any noncompetition agreement between Participant and Putnam):

i) a percentage of the Class B Shares and a percentage of the shares of Restricted Stock held by each Participant that is equal to (i) the number of shares of common stock of Putnam issued to the public in connection with the Special Transaction (which number of shares shall be equitably adjusted, to the extent appropriate, by the Committee with the approval of the MMC Committee in the event that the shares of Putnam common stock issued to the public are not Class A Shares) divided by (ii) the total number of Class A Shares, Class B Shares, shares of Restricted Stock and Class B Shares subject to Options outstanding immediately prior to the Special Transaction (the "Publicly Traded Special Transaction Percentage") shall be converted into Class A Shares (rounded to the nearest whole share). Each share of Restricted Stock remaining shall be subject to the same vesting schedule and other terms and conditions as were in effect immediately prior to such conversion and each Class B Share remaining shall be subject to the same terms and conditions as were in effect immediately prior to such conversion;

ii) a percentage of each Option that is outstanding immediately prior to such Special Transaction equal to the Publicly Traded Special Transaction Percentage shall be converted into an option for the number of Class A Shares, rounded to the nearest whole share, equal to the number of the Class B Shares that was previously subject to such percentage of each such Option, at an exercise price equal to the exercise price of such Option immediately prior to the Special Transaction. With respect to any Option (or portion of an Option) that is vested immediately prior to the Special Transaction, such Option (or such portion of an Option) shall be otherwise subject to the same terms and conditions to which such Option (or such portion of an Option) was subject immediately prior to the Special Transaction. With respect to any Option (or a portion of an Option) that is not vested immediately prior to the Special Transaction, such Option (or such portion of an Option) shall vest with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the Special Transaction and shall be otherwise subject to the same terms and conditions to which such Option (or such portion of an Option) was subject immediately prior to the Special Transaction; and

21

iii) holders of vested Class A Shares resulting from the conversion described herein shall be entitled to such registration rights as may be deemed appropriate by the Committee with the approval of the MMC Committee; provided, however, nothing contained herein shall limit the rights of such holders to sell their vested Class A Shares pursuant to Rule 144 promulgated under the Securities Act.

As soon as practicable following consummation of the Special Transaction, the Committee (or the Committee of the resulting entity) and the MMC Committee shall conduct a formal review of the Plan with a view toward adopting an amended, new or successor plan (the "New Plan"). Upon the adoption of such New Plan, no additional awards will be made under this Plan, but any awards previously granted pursuant to this Plan shall remain subject to the terms and conditions of this Plan. If, however, by the third anniversary of the Special Transaction, the Committee and the MMC Committee are unable to agree to the adoption of the New Plan, then

(1) each Class B Share and each share of Restricted Stock shall be converted into one (1) Class A Share;

(2) all Restricted Stock shall remain subject to the same vesting schedule and other terms and conditions as were in effect immediately prior to such third anniversary;

(3) each Option that is outstanding immediately prior to such third anniversary shall be converted into an Option for that number of Class A Shares equal to the number of Class B Shares subject to such Option, at an exercise price equal to the exercise price of such Option immediately prior to such third anniversary and otherwise subject to the same terms and conditions as such Option was subject to immediately prior to the Public Offering; and

(4) holders of vested Class A Shares resulting from the conversion described herein shall be entitled to such registration rights as may be deemed appropriate by the Committee with the approval of the MMC Committee; provided however, nothing contained herein shall limit the rights of such holders to sell their vested Class A Shares pursuant to Rule 144 promulgated under the Securities Act.

Section 10. Amendment, Modification, and Termination of the Plan

(a) Amendment, Modification and Termination. The MMC Committee at any time may terminate or suspend the Plan, and the Committee (with the approval of the MMC Committee) may from time to time amend or modify the Plan. No right of the MMC Committee under this Plan may be amended in absence of approval of the MMC Committee of such amendment. No amendment, modification, termination or suspension of the Plan shall in any manner materially adversely affect any award theretofore granted under the Plan; provided, however, that notwithstanding the above, the MMC Committee may amend, modify, terminate or suspend the Plan in any manner if such amendment, modification, termination or suspension is approved by holders of not less than 75% of the outstanding Class B Shares, shares of Restricted Stock and Class B Shares subject to Options (in each case, whether or not vested) who vote with respect to such amendment, modification, termination or suspension; provided further that the Committee (with the approval of the MMC Committee) may amend the Plan at any time without any such consent to the extent necessary to ensure compliance with tax, securities or any other applicable laws; and provided further that the MMC Committee, after consultation with the Committee, may amend the Plan and the terms of any outstanding shares of Restricted Stock, Class B Shares or Options, at any time and to the extent necessary,

22

in the opinion of MMC's independent public accountants, to insure (while maintaining, to the extent practical, the economic and other rights of the holders of Class B Shares, Restricted Stock and Options) that the Plan and the Class B Shares, Restricted Stock and Options continue to qualify for "fixed accounting" under United States generally accepted accounting principles.

(b) Term of Plan; Plan Review. The Plan shall be effective as of the Effective Date. The Plan shall continue in effect unless terminated in accordance with Section 10(a). The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options, Restricted Stock and Class B Shares theretofore acquired by Participants pursuant to the Plan. During 2007, the Committee and the MMC Committee shall conduct a formal review of the Plan to determine its continued appropriateness.

Section 11. Miscellaneous Provisions

(a) Dividends. In accordance with Section 4.2.3 of the Declaration of Trust of Putnam, a Participant shall have the right to receive such dividends per share with respect to the Participant's Restricted Stock and Class B Shares as are declared from time to time per share with respect to Class A Shares, except that (i) Restricted Stock and Class B Shares issued prior to January 1, 1998, shall not be entitled to any dividends declared or paid on or prior to December 31, 1997, (ii) dividends payable with respect to Class A Shares in additional Class A Shares, shall be payable with respect to Class B Shares in additional Class B Shares, (iii) Putnam may pay dividends on Class A Shares without paying a dividend on the Class B Shares provided such dividend is approved by holders of not less than 75% of the outstanding Class B Shares and shares of Restricted Stock who vote with respect to such proposed dividend payment and (iv) Putnam may pay dividends on shares of Class A Common Stock payable in additional shares of Class A Common Stock without paying a dividend on the Class B Shares and Restricted Stock provided that the dividend, liquidation and conversion rights of the Class B Shares and Restricted Stock are equitably adjusted, including by amendment to the Plan pursuant to Section 10(a) hereof, if appropriate, so that the economic and other rights of the Class B Shares and Restricted Stock are not adversely affected. The foregoing notwithstanding, the Committee may provide for optional or mandatory deferral of any cash dividends with respect to Restricted Stock, provided that no additional shares of Restricted Stock become issuable. The Participant shall not have a right to receive dividends with respect to any Options.

(b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.

(c) No Guarantee of Employment or Participation. Nothing in the Plan or the Award Agreement shall interfere with or limit in any way the right of Putnam, MMC or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of Putnam, MMC or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive or purchase any Options or Restricted Stock.

(d) Tax Withholding. Putnam or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to Putnam or such Subsidiary, subject to such other arrangements as the Committee may make, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option or Restricted Stock granted or sold under the Plan.

(e) Indemnification. Each person who is or shall have been a member of the Committee or of the Board or of the MMC Committee shall be indemnified and held harmless by Putnam to the fullest extent

23

permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with Putnam's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided that he or she shall give Putnam an opportunity, at its own expense, to defend the same before he or she undertakes to defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under Putnam's Declaration of Trust or By-laws, by contract, as a matter of law or otherwise.

(f) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of Putnam, MMC or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

(g) Securities Laws Compliance. The granting of Options, the granting or sale of Restricted Stock and the issuance of Class B Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no Class B Shares or Restricted Stock shall be issued under the Plan, if such grant, sale or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state securities laws.

(h) Voting Rights. Except as otherwise required by law or by this Plan, no Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matter submitted to Putnam's stockholders. Except as otherwise required by law or provided below, no Participant holding any Restricted Stock granted or sold under the Plan or any Class B Shares acquired pursuant to the Plan shall have any right, with respect to such Restricted Stock or Class B Shares, to vote on any matter submitted to Putnam's stockholders. Notwithstanding the above, at such time as requested by the MMC Committee, the Board shall take all steps as may be necessary to amend the Declaration of Trust so that each Class B Share shall be entitled to one-tenth of one vote per share (or such other voting rights as may be determined by the MMC Committee) and to vote together with the Class A Shares on all matters on which shareholders are generally entitled to vote. In approving any such amendments to the Declaration of Trust, only the holders of Class A Shares shall be entitled to vote, except to the extent holders of Class B Shares have been granted voting rights prior thereto.

(i) Certain Accounting Considerations. The Options and Restricted Stock granted or sold pursuant to the Plan are intended to be subject to "fixed accounting" under the United States Generally Accepted Accounting Principles and shall be so interpreted to the extent such interpretation is consistent with the purpose of the provisions being so interpreted.

(j) Governing Law. The Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(k) Limitation of Liability. To the extent that Putnam is a business trust, the shareholders, trustees, officers, employees or agents of the trust, in their capacity as such, shall not be personally liable for any claims arising against the business trust related to the business trust’s obligations or duties under the Plan and all Participants and other parties to the Plan shall look solely to the Trust Estate (as such term is defined in the Declaration of Trust for the trust) for the payment of any claim arising against the business trust related to the business trust’s obligations or duties under the Plan or for the performance of any obligations of the business trust under the Plan. Notwithstanding the foregoing, Participants and other parties to the

24

Plan shall remain liable for any claims related to their individual obligations, duties and performance imposed by the Plan.

(l) Section 409A. Notwithstanding anything herein to the contrary, this Plan and any Award Agreement hereunder shall be interpreted or if necessary amended, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, to the extent subject thereto.

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EXHIBIT A

RESTRICTED STOCK AND OPTION AWARD AGREEMENT

This Restricted Stock and Option Award Agreement (the "Award Agreement") is executed and delivered as of the Grant Date by and between Putnam Investments Trust ("Putnam") and the undersigned Participant (“Participant”). The Participant and Putnam hereby agree as follows:

1.

Putnam, pursuant to the Putnam Investments Trust Equity Partnership Plan (the "Plan"), which is incorporated herein by reference, and subject to the terms and conditions thereof, hereby grants to the Participant an award of Restricted Stock and hereby grants to the Participant an Option to purchase Class B Shares.

2.

Certain general terms relating to the award of Restricted Stock and Options are set forth in the Plan, and certain specific terms relating to this Award Agreement are set forth in the attached certificate. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

3.

The exercise price of Options may be paid in full in cash or cash equivalents, including by personal check, or by tendering fully vested Class B Shares with an aggregate Fair Market Value equal to the exercise price, or by combination of the above at the time of exercise; provided, however, that any Class B Shares so tendered must have been held by the Participant for six months or more following (A) the vesting date of such Class B Shares or (B) the date such Class B Shares were acquired upon the exercise of fully-vested Options.

4.

The Participant agrees to comply with and be bound by all the terms and conditions contained in the Non-Solicitation Agreement (the "Non-Solicit Agreement") by and between Participant and Putnam, which is incorporated herein by reference. The Participant acknowledges that his or her compliance with the Non-Solicit Agreement or any noncompetition agreement between Participant and Putnam is a condition of participation in the Plan, and that upon violation by the Participant of the Non-Solicit Agreement or any such noncompetition agreement, Putnam shall be entitled to relief including, but not limited to, the following: (a) forfeiture of all or any portion of the Restricted Stock then held by the Participant; (b) cancellation and termination of all or any portion of the outstanding Options then held by the Participant (whether or not then exercisable); (c) forfeiture of all or any portion of the Class B Shares then held by the Participant; (d) forfeiture of all rights with respect to other payments to which Participant may become entitled pursuant to the Plan; (e) repayment of 50% of all amounts previously received by the Participant upon repurchase by Putnam of Class B Shares and upon cancellation by Putnam of Options pursuant to the Plan; and (f) repayment of 50% of all other cash payments received by the Participant from Putnam pursuant to the Plan. Participant further understands and agrees that, as set forth in the Plan, as a condition of participation in the Plan or eligibility for certain benefits thereunder, Participant may be required to execute (x) a general release of all claims against Putnam (and any of its officers, directors or employees), and/or (y) a noncompetition agreement, in each case in form and on terms satisfactory to Putnam.

5.	Any notice by the Participant to Putnam hereunder, including written notice of the exercise of

A-1

Options, which notice shall be substantially in the form attached to the Plan as Exhibit D, shall be in writing and shall be deemed duly given only upon receipt thereof by Putnam, c/o the Committee, at its principal office. Any notice by Putnam to the Participant shall be in writing and shall be deemed duly given if mailed to the Participant at the address last specified to Putnam by the Participant.

6.	The validity and construction of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

7.	The Participant represents and warrants to Putnam as follows (check one):

__

The Participant is an "accredited investor" under the net worth test set forth in paragraph (a)(5) of Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), in that Participant has an individual net worth, or joint net worth with the Participant's spouse, at the time of the grant of the award which exceeds $1,000,000.

__

The Participant is an "accredited investor" under the net income test set forth in paragraph (a)(6) of Rule 501 of Regulation D under the Securities Act in that the Participant had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Participant's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

__	The Participant is not an accredited investor, as described above.

8.	The Participant further represents and warrants to Putnam as follows:

(a)

The Participant is acquiring Class B Shares hereunder, and any Class B Shares acquired pursuant to the exercise of Options granted hereunder will be acquired, solely for investment and not with a view toward or for resale, or with any intention of distributing or selling Class B Shares in violation of the Securities Act, the Plan, this Award Agreement, or the Declaration of Trust of Putnam, and the Participant will not sell or offer to sell or otherwise transfer Class B Shares in violation of the Securities Act, the Plan, this Award Agreement, or the Declaration of Trust of Putnam.

(b)

The Participant acknowledges that the Participant has been provided an opportunity to examine all documents and ask questions of, and has received answers thereto from Putnam and its representatives regarding the business, management, and financial affairs of Putnam and its subsidiaries, and the Participant has obtained all information requested by him or her of Putnam and its subsidiaries with respect to the acquisition of Class B Shares.

(c)

The Participant has reviewed the terms and conditions of the Plan and the Confidential Memorandum, dated March 15, 2005, provided to the Participant by Putnam, as supplemented through the date of this Award Agreement, and the Participant has conducted his or her own examination of Putnam, the offering of Class B Shares, the grating of Options and the Plan, including the merits and risks involved, in making an investment decision with respect to Class B Shares. The Participant represents that the offering of Class B Shares was made only through direct, personal communication

A-2

between the Participant and Putnam and its representatives and not through public solicitation or advertising.

(d)

The Participant understands that (i) Class B Shares have not been registered under the Securities Act, in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof; (ii) Putnam has no obligation to register Class B Shares under the Securities Act or any state securities laws; (iii) Class B Shares are subject to strict restrictions on transferability and may only be transferred in accordance with the Plan, this Award Agreement, the Declaration of Trust of Putnam and the Securities Act; (iv) the certificates, if any, representing shares of Class B Shares will bear a legend to such effect, and (v) Putnam will make a notation on its transfer books to such effect.

(e)

The Participant is able to bear the economic risk of an investment in Class B Shares and has adequate income independent of any income produced from an investment in Class B Shares to sustain a loss of all of his or her investment in Class B Shares without economic hardship if such loss should occur.

(f)

The Participant understands and acknowledges that Putnam will be relying on the Participant's representations and warranties set forth herein in the offering of Class B Shares and the granting of Options to the Participant.

(g)	The Participant will provide any information reasonably requested by Putnam to enable Putnam to file a Form D with the Securities and Exchange Commission under the Securities Act.

* * *

This Award Agreement is made under and subject to the provisions of the Plan referred to herein, the provisions of which Plan are incorporated in this Award Agreement by reference. By signing this Award Agreement, the Participant accepts and agrees to comply with and be bound by all of the foregoing terms and provisions and all of the terms and provisions of the Plan, and confirms that he or she has received the Confidential Memorandum dated March 15, 2005, relating to the Plan, as supplemented through the date of this Award Agreement.

IN WITNESS WHEREOF, Putnam has caused this Award Agreement to be executed by a duly authorized representative and the Participant has hereunto set his hand as of the Grant Date.

PUTNAM INVESTMENTS TRUST:

By:_________________________________________

Name:
Title:

____________________________________________

Participant

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RESTRICTED STOCK AND OPTION AWARD CERTIFICATE

Name of Participant:	Participant

Grant Date:	September 29, 2005

Restricted Stock:	Participant is hereby granted _____ Class B Shares.

Fair Market Value per Share:	$

Dates Stock Vests*:	[#] Shares on September 1, 2006,
[#] Shares on September 1, 2007,
[#] Shares on September 1, 2008,
[#] Shares on September 1, 2009.

Options:	Participant is hereby awarded the option to purchase __ Class B Shares.

Exercise Price per Share:	$

Expiration Date of Option:	September 29, 2011

Dates Option Vests* and	[#] Shares on September 1, 2006,
may be Exercised:	[#] Shares on September 1, 2007,
[#] Shares on September 1, 2008,
[#] Shares on September 1, 2009.

* Vesting is subject to continuous employment as described in the Plan and the Confidential Memorandum dated March 15, 2005, as supplemented through the date of this Award Agreement. In the event of a Public Offering, any Options (or portions of such Options) which are unvested as of the date immediately prior to such Public Offering shall vest with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversary of any such Public Offering.

A-4

EXHIBIT B

Valuation Methodology

to Determine the

Fair Market Value

of Class B Stock

The methodology for determining the Fair Market Value of a Class B Share ("FMV") as of a particular date (the "Valuation Date") shall be as follows (any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan):

1. FMV = the fully distributed trading value of a Class B Share as of the Valuation Date (the "FDTV"), adjusted for the Discount.

2. Discount = a 30% discount representing the illiquidity and restrictions on transfers of the Class B Shares.

3. FDTV =

(i)

For the last day of the second fiscal quarter (the “June 30 Price”) and the last day of the fourth fiscal quarter (the “December 31 Price”), the value of 100% of Putnam as the midpoint of the range of values determined by a nationally recognized independent valuation firm chosen by the Committee with the approval of the MMC Committee, in accordance with guidelines set forth in Exhibit C.

(ii)

For the last day of the first fiscal quarter (the “March 31 Price”) and the last day of the third fiscal quarter (the “September 30 Price”), the prior quarter-end Putnam P/E (prior quarter-end FDTV divided by prior quarter-end Putnam Earnings), adjusted up or down for the percentage change in the median P/E of the Asset Manager Basket from the prior quarter-end to the current quarter-end, multiplied by current quarter-end Putnam Earnings (illustrative example in Exhibit E). The calculation of the March 31 Price and September 30 Price will be performed by Putnam and verified by a nationally recognized independent valuation firm chosen by the Committee with the approval of the MMC Committee.

4. Putnam Earnings = the consolidated after-tax earnings per share on a fully diluted basis of Putnam over the twelve (12) months ending on the last business day of Putnam's fiscal quarter ending immediately prior to the Valuation Date, as reported in the Putnam consolidated financial statements, with such statements as of the end of any fiscal year to be as audited by Deloitte & Touche LLP or other such accounting firm used by MMC, and such statements as of the end of a period other than a fiscal year to be unaudited, all such statements to be prepared in accordance with United States generally accepted accounting principles on a consistent basis. For purposes of

B-1

this methodology, Putnam earnings will exclude (i) any discontinued operations and/or extraordinary items, as defined under United States generally accepted accounting principles, (ii)

overhead expenses (net of applicable tax effect) incurred by MMC (as described in Section 6.2 of the Intercompany Agreement by and between MMC and Putnam dated as of September 30, 1997) and (iii) any material nonrecurring items (excluding, however, any such items arising pursuant to the Plan, except for Sections 8(b)(ii) and 9 thereof) as determined by the Committee (with the approval of MMC), in each instance that are included in such consolidated financial statements. For purposes of clause (iii) of this Section 4, for any individual charge or credit to be eligible to be determined material by MMC, the net of the aggregate charges and credits under said clause (iii) must exceed 3% of Putnam's pretax earnings for such twelve (12) month period.

5. Asset Manager Basket = group of asset management companies (listed on Exhibit F) that have common stock or American Depositary Receipts (“ADR”) trading on a major United States stock exchange, and a large enough presence in the asset management industry to warrant inclusion in the Asset Manager Basket, as determined by the Committee. The Committee, with the approval of the MMC Committee, shall have the authority to add or delete asset management companies from the Asset Manager Basket to reflect privatizations, mergers, acquisitions, dispositions or new listings, or any other events that the Committee deems relevant.

6. Asset Manager Basket Median P/E = the median P/E of all the individual Asset Manager Basket Company P/Es. The P/E of an individual Asset Manager Basket Company equals that Asset Manager Basket Company’s Price divided by that Asset Manager Basket Company’s Earnings ("Basket Company Price" and "Basket Company Earnings" each as defined below) of each of the asset management companies in the Asset Manager Basket.

(a) Basket Company Price = the closing price per share of common stock or ADR of an asset management company included in the Asset Manager Basket as of the last business day of Putnam's fiscal quarter ending immediately prior to the Valuation Date

(b) Basket Company Earnings = the diluted earnings per share of an asset management company included in the Asset Manager Basket for the twelve (12) months ending on the last business day of Putnam's fiscal quarter ending immediately prior to the Valuation Date (or, if such information is not then available for such twelve-month period, over the most recent twelve-month period for which information is then available, as determined by the Committee with approval of MMC). The fully diluted earnings per share shall exclude the results of discontinued operations and extraordinary items as defined under United States generally accepted accounting principles with respect to companies based in the United States. With respect to companies based outside the United States (i) earnings shall exclude the results of discontinued operations and extraordinary items as defined under United States generally accepted accounting principles if such company provides a reconciliation of its financial statements to United States generally accepted accounting principles or (ii) if no such reconciliation is provided, then (x) discontinued operations and extraordinary items as reported in the non-United States financial statements shall be excluded, (y) any individual exceptional item in such non-United States financial statements representing less than 3% of pre-tax earnings shall be excluded and (Z) any individual exceptional item in such non-United States financial statements representing 3% or more of pre-tax earnings may be excluded if the Committee and the MMC Committee agree.

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EXHIBIT C

Guidelines for Independent Valuation

The Fair Market Value shall equal the fully distributed trading value ("FDTV"), adjusted for the Discount. The FDTV of 100% of Putnam shall be determined on the basis of Putnam's then prevailing business, assets, financial condition and results of operations, based on the assumptions that (i) Putnam is a going concern with long-term stable management, (ii) Putnam's cost structure is generally consistent with that of a stand-alone business, (iii) the common stock of Putnam is fully distributed and traded in a public securities market without any premium for a change-in-control and (iv) all Options to purchase Class B Shares, which exercise price is less than or equal to the value of the Class B Shares to be obtained upon exercise thereof have been exercised and all amounts payable upon the exercise of such Options have been paid in full and in cash.

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EXHIBIT D

FORM OF NOTICE OF EXERCISE

In accordance with the terms and conditions of the Putnam Investments Trust Equity Partnership Plan (the “Plan”) and the Restricted Stock and Option Award Agreement (the “Agreement”) between Putnam Investments Trust (“Putnam”) and the undersigned dated ___________, the undersigned hereby elects to exercise the Option granted under such Agreement in the manner indicated below.

Total shares purchased hereunder:	__________
Exercise price per share:	$_________
Total exercise price:	$_________
Withholding taxes due:	$_________
Total amount due:	$_________

Payment is made by submitting:

1.	Cash, in the amount of:	$_________

2.	Check, payable in the amount of:	$_________

3.	Class B Shares, owned by me for

at least six months (following the

date of vesting or the date of exercise,

as the case may be), as follows:

(a) Number of shares	__________

(b) Fair Market value per share	$_________

(c) Total value of Class B Shares:	$_________

4.	Total Value Submitted:	$_________

I understand and agree that the Class B Shares received pursuant to this exercise are subject to all the terms and conditions of the Plan, the Agreement and the Declaration of Trust of Putnam, and are subject to forfeiture also in the event of a violation of the Non-Solicitation Agreement by and between Putnam and me. I understand that I will not, by virtue of having exercised this Option, be receiving certificates representing the Class B Shares purchased hereunder, but that, as soon as practicable following receipt of this notice and the payment of the total exercise price hereunder, a “book entry” shall be made in the records of Putnam to evidence this exercise.

I acknowledge that I have received and reviewed a copy of the Confidential Memorandum dated March 15, 2005.

I represent and warrant to Putnam as follows (check one):

__	I am an "accredited investor" under the net worth test set forth in paragraph (a)(5) of Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), in that I have an in

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dividual net worth, or joint net worth with my spouse, at the time of the grant of the Option and the exercise of the Option which exceeds $1,000,000.

__

I am an "accredited investor" under the net income test set forth in paragraph (a)(6) of Rule 501 of Regulation D under the Securities Act in that I had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year.

__	I am not an accredited investor, as described above.

Signature: __________________________	Date: _________________________

Print Name: _________________________	Social Security #: _______________

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EXHIBIT E

Example of Calculated FDTV

Prior Quarter-end

Independent Value FDTV:	$60.00*
Putnam Earnings:	$3.50
Putnam P/E:	17.14
Asset Manager Basket Median P/E:	18.00

*Independent Value FMV (70% of FDTV):	$42.00

Current Quarter-end

Asset Manager Basket Median P/E:	19.00
Change in Asset Manager Basket Median P/E:	5.56%
Putnam Earnings:	$3.60
Putnam P/E:	18.10 (17.14 x (1+0.0556))
Calculated Value FDTV:	$65.14**

**Calculated Value FMV (70% of FDTV):                                  $45.60

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EXHIBIT F

Asset Manager Basket Companies

1.	Affiliated Managers Group, Inc.
2.	Alliance Capital Management Holding L.P.
3.	AMVESCAP PLC
4.	BlackRock, Inc.
5.	Eaton Vance Corp.
6.	Federated Investors, Inc.
7.	Franklin Resources, Inc.
8.	Gabelli Asset Management Inc.
9.	Janus Capital Group, Inc. (f/k/a Stilwell Financial, Inc.)
10.	The John Nuveen Company
11.	Legg Mason, Inc.
12.	T. Rowe Price Group, Inc.
13.	Waddell & Reed Financial, Inc.
14.	W.P. Stewart & Co., Ltd.

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